UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     December 9, 2008
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX
Ex-99.1 Press Release of the Registrant, dated December 17, 2008

Explanatory Note: This Form 8-K/A amends and supplements Item 2.02 of the Current Report on Form 8-K (the “Original Report”) filed by NaviSite, Inc. (the “Registrant”) on December 9, 2008 reporting its results of operations for its fiscal first quarter ended October 31, 2008. The Company is filing this Amendment No. 1 to the Original Report to report corrections to the results of operations for its fiscal first quarter, including an increase in EBITDA (as defined in Exhibit 99.1), income from operations and cash provided from operating activities from what was originally reported and a decrease in net loss attributable to common stockholders from what was originally reported. The corrections set forth in the press release furnished herewith do not affect the Company’s Quarterly Report on Form 10-Q filed on December 17, 2008.
Item 2.02 Results of Operations and Financial Condition.
On December 17, 2008, the Registrant reported its corrected results of operations for its fiscal first quarter ended October 31, 2008. A copy of the press release issued by the Registrant concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The exhibit listed in the Exhibit Index below is furnished with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: December 17, 2008
	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Registrant, dated December 17, 2008.